U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HL ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

499 Park Avenue, 12th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-225520
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one ordinary share, one right and one warrant	The Nasdaq Stock Market LLC

Ordinary shares, no par value	The Nasdaq Stock Market LLC

Rights to receive one-tenth (1/10) of an ordinary share	The Nasdaq Stock Market LLC
Warrants, exercisable for ordinary shares at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights and redeemable warrants of HL Acquisitions Corp. (the “Company”). The description of the units, ordinary shares, rights and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on June 8, 2018, as amended from time to time (File No. 333-225520) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

3.1	Form of Amended and Restated Memorandum and Articles of Association (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
4.2	Specimen Ordinary Share Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
4.5	Specimen Right Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
4.6	Form of Rights Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
4.7	Form of Unit Purchase Option (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).
10.2	Form of Registration Rights Agreement (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225520) filed on June 15, 2018).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HL ACQUISITIONS CORP.

By:	/s/ Jeffrey E. Schwarz
Jeffrey E. Schwarz
Chief Executive Officer

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